Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Anavex Life Sciences Corp.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-218292, No. 333-207600, No. 333-232550, and No. 333-259788) and Form S-8 (No. 333-219934 and No. 333-255166) of Anavex Life Sciences Corp. and subsidiaries of our reports dated November 24, 2021, relating to the consolidated financial statements and the effectiveness of Anavex Life Sciences Corp.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

New York, New York

November 24, 2021